Exhibit 4.2

Request for Tax Clearance Certificate	CALIFORNIA FORM
Limited Liability Company or Limited Liability Partnership	3555L

Limited Liability Company (LLC) or Limited Liability Partnership (LLP) Name	Secretary of State File Number
Excel Properties, Ltd., A California Limited Partnership	198527700005

Current Address	92128	Phone Number	Federal Employer Identification Number
17140 Bernardo Center Dr. #310, San Diego, CA	(858) 913-1800	87-0426335

Date business commenced in	Date business ceased or will cease	Latest California tax return
California:	in California:	Income period:	Date filed:
1985	12-31-2004	12-31-2004

All tax returns must be filed and balances due must be paid or secured before we will issue a Tax Clearance Certificate. All returns will remain subject to audit until the expiration of the normal statutes of limitations.

Has the IRS changed the LLC’s or LLP’s income tax liability for any years that you have not reported to us?
☐ Yes	☒ No

If an individual or another business entity will act as the Assumer of any future tax liability, check the Assumer box below and follow the appropriate instructions. Requests taking advantage of the Assumer method generally receive a Tax Clearance Certificate within 30 days.

If yes, send us a copy of the Revenue Agent’s Report.
If the LLC or LLP is currently being examined or an examination is pending, identify the agency or agencies below:

☒	Assumer	Individual or Trust complete pages 2 and 3. Corporate, LLC, or LLP complete pages 3 and 4.	☐ IRS	☐ FTB	☐ Both

If you are requesting a tax clearance without an Assumer, check the appropriate box below. Requests other than the Assumer method generally take 6 to 9 months to receive a Tax Clearance Certificate.	If being examined, indicate which years:

☐	Surety Bond	Current:
☐	Cash Deposit
☐	Taxes Paid –	A final return must be filed before we will issue a Tax Clearance Certificate based on Taxes Paid.	Pending

Check tax return form filed: ☐ Form 100 ☒ Form 565 ☐ Form 568

Supplemental information. Please furnish the following information ONLY if another business entity will continue to conduct the business in California after the current cancellation of the original LLC or LLP.

Name of Transferee	California Identification Number or Secretary of State File Number of Transferee

Current Address	Phone Number	Federal employer identification number
( )

Date Assets Transferred to Transferee	Section of the Internal Revenue Code applicable to the transfer of taxpayer’s business or assets:

We will send a copy of the Tax Clearance Certificate to the California Secretary of State. If we are to mail the original Tax Clearance Certificate to someone other than the LLC or LLP listed above, please complete the following:

Name	Phone Number
( )

Address

Mail completed form to:	LIMITED LIABILITY COMPANY/PARTNERSHIP UNIT
SECRETARY OF STATE
PO BOX 944228
SACRAMENTO CA 94244-2280

For more information concerning this form, telephone the Franchise Tax Board at (916) 845-4124.

Assistance for persons with disabilities: We comply with the Americans with Disabilities Act. Persons with hearing or speech impairments please call TTY/TDD (800) 822-6268.

FTB3555L C1 (Rev 10-2004) PAGE 1

FINANCIAL STATEMENT FOR INDIVIDUAL OR OTHER ENTITY

Closing or disappearing business entity’s name	California corporation or SOS file number

Statement of Assets and Liabilities

	Present	Liabilities	Equity in
Item	Value (A)	Balance Due (B)	Asset
Cash	$640,000
Bank accounts
Stocks and bonds	345,000
Cash or loan value of insurance
Household furniture
Real property
Vehicles

Other assets (describe)
VARIOUS NOTES RECEIVABLE & OTHER ASSETS	5,704,000

Federal taxes outstanding
Loans		6,222,000

Other (include judgements)

Net assets
(Total Column A less total column B)	$6,689,000	6,222,000	$467,000

General Information (Attach additional schedules if necessary.)

Net annual income	Source (name of business or employer)
$375,000	VARIOUS INVESTMENTS

Banks and savings and loan accounts (names and addresses)
Merrill Lynch	ck# 272-07307
11811 Bernardo Plaza Ct.	sav# 258-3305946-8
San Diego, CA 92128

Description and license number of each vehicle
NONE

Stocks and bonds (name of company, number of shares, etc.)
VARIOUS STOCKS HELD AT AMERITRADE - ACCT.NO.770-278803

Real property (brief descriptions and locations)
NONE

I certify that the information above is correct to the best of my knowledge.

Assumer’s name (print) Excel Interfinancial Corporation

Assumer’s address	17140 Bernardo Center Dr., Sec. 310	Phone number(858) 613-1800
San Diego, CA 92128

Assumer’s signature	/s/ James Y. Nakagawa	Date 2/2/05

FTB 3555L C1 (Rev 10-2004) PAGE 3

CORPORATION, LIMITED LIABILITY COMPANY, OR LIMITED LIABILITY PARTNERSHIP ASSUMPTION OF TAX LIABILITY

The Assumption of Tax Liability
of (1)	Excel Properties, Ltd.		)
)
A corporation, limited liability company, or limited liability partnership			)
			)	California corporation number, Secretaryof
			)	State file number, or federal employer
by (2)	Excel Interfinancial Corporation		)	identification number
)
A corporation limited liability company, or limited liability partnership			)
California corporation number, Secretaryof
State file number, or federal employer
identification number

(Name of assumer) Excel Interfinancial Corporation unconditionally agrees to file with the Franchise Tax Board all tax returns and data required and pay in full all tax liabilities, penalties, interest and fees of (1) Excel Properties, Ltd., A California Limited Partnership; at the effective date of dissolution, surrender, or cancellation

		(2)	Excel Interfinancial Corporation
Exact corporation, limited liability company, or
limited liability partnership name

Gary B. Sabin, President			/s/ Gary B. Sabin
Print name and title of officer/manager/partner			Signature and title of officer/manager/partner

State of	California

Country of	San Diego

On February 3, 2005 before me, the undersigned, a notary public in and for said state, personally appeared Gary B. Sabin personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature	/s/ Janet S. Christensen

Name	Janet S. Christensen	[SEAL]		JANET S. CHRISTENSEN
	(typed or printed)			COMM. #1509449
Notary Public - California
San Diego County
My Comm Expires Aug. 24, 2008

Note: LLC, LLP, and corporation assumers must provide a financial statement.

FTB 3555L C1 (Rev 10-2004) PAGE 4